EXHIBIT 4.1

AGREEMENT

     This Agreement (the "Agreement"), dated as of December 10, 2004, is by and between Pacific Magtron International Corp., a Nevada corporation (the "Company"), and the holder of the Company's Series A Redeemable Convertible Preferred Stock (the "Holder").

     WHEREAS, the Holder owns all of the issued and outstanding shares of the Company's Series A Redeemable Convertible Preferred Stock (the "Series A Preferred Stock"), which shares of Series A Preferred Stock were issued pursuant to that certain Securities Purchase Agreement, dated May 31, 2002, by and between the Company and the Holder (the "Purchase Agreement").

     WHEREAS, the shares of Series A Preferred Stock are convertible into shares of the Company's common stock (the "Conversion Shares" and together with the Series A Preferred Stock, the "Securities");

     WHEREAS, the Company and the Holder desire to amend and restate the preferences, rights and limitations of the Series A Preferred Stock in accordance with the terms of the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, attached hereto as Exhibit "A" (the "Amended and Restated Certificate of Designation");

     WHEREAS, the Holder has owned the shares of Series A Preferred Stock for a period of time in excess of two (2) years and therefore, the Conversion Shares may be issued free of restrictive legend in reliance on Rule 144(k) promulgated under the Securities Act as an exemption from the registration requirements of Section 5 of the Securities Act;

     WHEREAS, in connection with the issuance of the Series A Preferred Stock, the Company issued a Stock Purchase Warrant to purchase 300,000 shares of the Company's common stock (the "Warrant"); and

     WHEREAS, the Company desires, and the Holder agrees, to cancel the Warrant in connection with the transaction contemplated hereby.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

ARTICLE 1

DEFINITIONS

     Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

     "Commission" means the Securities and Exchange Commission.

     "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

     "Trading Day" means (a) a day on which the Common Stock is traded on a Principal Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on a Principal Market, a day on which the Common Stock is traded in the OTC Market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) and (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

     "Securities Act" means the Securities Act of 1933, as amended.

ARTICLE II
SERIES A PREFERRED STOCK SECURITIES

     Section 2.1. Authorization to Amend and Restate the Certificate of Designation. The Holder hereby authorizes the Company to amend and restate the Company's Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Stock, filed with the Secretary of State of the State of Nevada in connection with the issuance of the Series A Preferred Stock under the Purchase Agreement (the "Original Certificate of Designation"). The Holder hereby further consents to the terms of the Amended and Restated Certificate of Designation and authorizes the Company to file, on or promptly after the Closing Date (as defined below), the Amended and Restated Certificate of Designation, and acknowledges that the preferences, rights and limitations set forth therein shall supersede the preferences, rights and limitations set forth in the Original Certificate of Designation, which shall be of no further force and effect upon such filing.

     Section 2.2. Stock Purchase Warrants. On the Closing Date, the Stock Purchase Warrant to purchase 300,000 shares of the Company's common stock issued by the Company to the Holder in connection with the issuance of the Series A Preferred Stock shall be cancelled and be of no further force and effect (the "Warrant").

     Section 2.3 Condition to Filing Amended and Restated Certificate of Designation. The Company's right to file the Amended and Restated Certificate of Designation and consummate the transaction contemplated hereby shall be conditioned upon the simultaneous closing of the transaction contemplated by that certain Stock Purchase Agreement, dated the date hereof, by and among Theodore S. Li and Hui Cynthia Lee, stockholders of the Company, and Advanced Communications Technologies, Inc. (the "Closing") and nothing contained herein shall obligate the Company to file the Amended and Restated Certificate of Designation or

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consummate the transaction contemplated hereby prior to the Closing. In the event the Closing shall not have occurred on or prior to January 10, 2005 (the "Closing Date"), either party hereto may terminate this Agreement.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 3.1. Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement and as of the Closing Date:

     (a) Authorization, etc. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (b) Compliance with Laws, Other Instruments of the Company, etc. None of the execution and delivery of this Agreement, or the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the articles of incorporation or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument.

     (c) Governmental Consent. Other than the filing of the Amended and Restated Certificate of Designation, neither the nature of the Company or of any of its respective businesses or properties, nor any relationship between the Company and any other Person is such as to require the consent, approval or authorization of, or filing, registration or qualification with, any governmental authority (other than filings which will be made by the Company as may be required by applicable federal and state securities laws) on the part of the Company or as a condition to the execution and delivery of this Agreement or any other document required in connection herewith.

     (d) No Commission. The Company has not paid, nor has it accepted payment of, directly or indirectly, any commission or other remuneration in connection herewith.

     Section 3.2. Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement and as of the Closing Date:

     (a) General Representations and Covenants. This Agreement is made by the Company with such Holder in reliance upon such Holder’s representations and covenants

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made in this Section 3.2, which by such Holder’s execution of this Agreement, it hereby confirms.

     (b) Ownership of Series A Preferred Stock. The Holder is the sole legal and beneficial owner of all of the shares of Series A Preferred Stock and the Warrant. Such Holder has neither previously sold, assigned, conveyed, transferred, pledged or otherwise disposed of, in whole or in part, any shares of Series A Preferred Stock or the Warrant, nor has such Holder entered into any agreement to sell, assign, convey, transfer, pledge or otherwise dispose of, in whole or in part, any shares of Series A Preferred Stock or the Warrant.

     (c) Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

     (d) Brokers. Neither the Holder nor any of its agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement and will indemnify and hold the Company harmless from any such payment alleged to be due by or through the Holder or its agents as a result of the action of the Holder or its agents.

     3.3 Covenants.

          (a) Neither the Holder nor the Company shall enter into any agreement, arrangement or understanding, whether written or oral, which would in any way violate or contravene the terms and conditions contained in this Agreement. At no time on or prior to the Closing Date, shall Holder sell, assign, convey, hypothecate or pledge, or agree to sell, assign, convey, hypothecate or pledge, any shares of Series A Preferred Stock, the Conversion Shares, the Warrant or the shares of common stock issuable upon exercise of the Warrant.

          (b) Upon conversion of shares of Series A Preferred Stock, certificates representing the Conversion Shares shall not contain any legend restricting the sale of the Conversion Shares. The Company shall cause an opinion to be issued by legal counsel that the certificates representing the Conversion Shares may be issued without any restrictive legend.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

     4.1 Transfer Restrictions.

          (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Holder, to an entity

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managed by the Holder or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

          (b) The Holder agrees to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:

     NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. THE COMPANY SHALL ISSUE STOP TRANSFER INSTRUCTIONS IN CONNECTION HEREWITH.

     The Company acknowledges and agrees that the Holder may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, the Holder may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Holder 's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

          (c) Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement covering the resale of such security is effective under the Securities Act, provided the Holder represents to the Company that it has sold or will promptly sell such security, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the

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Commission) as determined by the Company in good faith. In the event that any certificate does not bear the legend set forth in Section 4.1(b), and, to the knowledge of the Holder, none of the above-referenced conditions exist, then the Holder shall submit the certificate to the Company for application of such legend to the certificate. If all or any shares of Preferred Stock are converted (as applicable) at a time when there is a effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Conversion Shares shall be issued free of all legends. The Company agrees that following the Filing Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by the Holder to the Company or the Company's transfer agent of a certificate representing Securities issued with a restrictive legend, deliver or cause to be delivered to the Holder a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

     4.2 Furnishing of Information. As long as the Holder owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. Until such time as all Securities are eligible for sale under Rule 144(k), if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144(c) such information as is required for the Holder to sell the Securities under Rule 144.

     4.3 Reservation and Listing of Securities.

          (a) The Company shall maintain a reserve shares of Common Stock for issuance pursuant to in such amount as may be required to fulfill its obligations hereunder and under the Amended and Restated Certificate of Designation.

          (b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 125% of (i) the maximum number of shares issuable upon conversion of the Series A Preferred Stock on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Amended and Restated Certificate of Designation, then the Board of Directors of the Company shall use its best efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the maximum number of shares issuable upon conversion of the Series A Preferred Stock at such time (minus the number of shares of Common Stock previously issued pursuant to the Amended and Restated certificate of Designation), as soon as possible and in any event not later than the 60th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common

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Stock that could possibly be issued after such time pursuant to the Amended and Restated Certificate of Designation.

          (c) The Company shall: (i) in the time and manner required by each Principal Market, if applicable, prepare and file with such Principal Market an additional shares listing application covering a number of shares of Common Stock at least equal to the greater of (A) the maximum number of shares issuable upon conversion of the Series A Preferred Stock on the Closing Date and (B) the maximum number of shares issuable upon conversion of the Series A Preferred Stock on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Principal Market as soon as possible thereafter, (iii) provide to the Holder evidence of such listing, and (iv) maintain the listing of such Common Stock on each such Principal Market or on the OTC Market.

          (d) If, on any date, the number of shares of Common Stock previously listed on a Principal Market is less than 125% of the maximum number of shares issuable upon conversion of the Series A Preferred Stock on such date, then the Company shall take the necessary actions to list on such Principal Market, as soon as reasonably possible, a number of shares of Common Stock at least equal to the maximum number of shares issuable upon conversion of the Series A Preferred Stock on such date; provided that the Company will not be required at any time to list a number of shares of Common Stock greater than the maximum number of shares of Common Stock that could possibly be issued pursuant to the under the Amended and Restated Certificate of Designation.

     4.4 Conversion and Exercise Procedures. The form of Conversion Notice included in the Preferred Stock set forth the totality of the procedures required in order to convert the Preferred Stock. No additional legal opinion or other information or instructions shall be necessary to enable the Holder to convert their Preferred Stock. The Company shall honor Amended and Restated Certificate of Designation conversions of the Preferred Stock and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Amended and Restated Certificate of Designation.

     4.5 Securities Laws Disclosure; Publicity. The Company shall, within four business days after the Closing Date, issue a press release or file a Current Report on Form 8-K reasonably acceptable to the Holder disclosing all material terms of the transactions contemplated hereby. The Company and the Holder shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. The Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the Commission or any regulatory agency or Principal Market, without the prior written consent of the Holder, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure.

     4.6 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Holder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless

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prior thereto the Holder shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Holder shall be relying on the foregoing representations in effecting transactions in securities of the Company.

     4.7 Indemnification of the Holder. The Company will indemnify and hold the Holder and their directors, officers, shareholders, partners, employees and agents (each, a "Holder Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to: (a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement; or (b) any cause of action, suit or claim brought or made against such Holder Party and arising solely out of or solely resulting from the execution, delivery, performance or enforcement of this Agreement or any of the Amended and Restated Certificate of Designation; provided such cause of action, suit or claim is not due to or the result of any activity, obligation, condition or liability of the Holder other than as contemplated by this Agreement. resulting from the execution, delivery, performance or enforcement of this Agreement. The Company will reimburse the Holder for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

     4.8 Compliance with Law. The Holder agrees that it will comply with the prospectus delivery requirements under the Securities Act.

ARTICLE V
GENERAL RELEASE

     5.1 Complete and General Release, Covenant Not to Sue

          (a) The Holder, on behalf of itself and each of its heirs, executors, parents, subsidiaries, affiliates, predecessors, successors, members, partners, officers, directors, employees, assigns, agents, insurers, insured and attorneys (collectively, the "Holder Related Persons"), hereby releases, waives, acquits and forever discharges the Company and each of its current and former parents, subsidiaries, affiliates, officers, shareholders, directors, members, predecessors, successors, employees, agents, attorneys, assigns, heirs, executors, receivers, trustees, personal representatives and administrators (collectively, the "Company Released Persons") from any and all manner of actions and causes of action, lawsuits, charges, complaints, liabilities, promises, covenants, agreements, judgments, damages, expenses, suits, debts, claims and demands whatsoever in law or in equity, whether known or unknown, direct or indirect, absolute or contingent (including, but not limited to, claims for attorneys' fees and expenses whatsoever), which either the Holder and/or the Holder Related Persons has ever had, now has, or hereafter may have against the Company and/or the Company Released Persons arising out of, due to, or in any way related to (i) the Purchase Agreement, the Registration Rights Agreement, dated May 31, 2002, by and between the Company and the Holder (the "Registration Rights Agreement"), the Warrant or any other document entered into in connection therewith or (ii) the

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preferences, rights and limitations contained in the Original Certificate of Designation, including, without limitation, any accrued and unpaid dividends on the Series A Preferred Stock (the "Holder Release").

          (b) The Company, on behalf of itself and each of its heirs, executors, parents, subsidiaries, affiliates, predecessors, successors, members, partners, officers, directors, employees, assigns, agents, insurers, insured and attorneys (collectively, the "Company Related Persons"), hereby releases, waives, acquits and forever discharges the Holder and each of its current and former parents, subsidiaries, affiliates, officers, shareholders, directors, members, predecessors, successors, employees, agents, attorneys, assigns, heirs, executors, receivers, trustees, personal representatives and administrators (collectively, the "Holder Released Persons") from any and all manner of actions and causes of action, lawsuits, charges, complaints, liabilities, promises, covenants, agreements, judgments, damages, expenses, suits, debts, claims and demands whatsoever in law or in equity, whether known or unknown, direct or indirect, absolute or contingent (including, but not limited to, claims for attorneys' fees and expenses whatsoever), which either the Company and/or the Company Related Persons has ever had, now has, or hereafter may have against the Holder and/or the Holder Released Persons arising out of, due to, or in any way related to (i) the Purchase Agreement, the Registration Rights Agreement, the Warrant or any other document entered into in connection therewith or (ii) the preferences, rights and limitations contained in the Original Certificate of Designation (the "Company Release" and together with the Holder Release, each a "Release" and together the "Releases").

     5.2. Unknown Facts. It is expressly understood and agreed by each of the Holder and the Company that each Release is intended to and does cover any and all losses, injuries, damages and claims of every kind and nature whatsoever, whether direct or indirect, known or unknown, and suspected or unsuspected. Each of the Holder and the Company acknowledges that it may hereafter discover facts different from, or in addition to, those which it now knows to be or believes to be true, and each of the Holder and the Company agrees that each Release shall be and remain effective in all respects, notwithstanding such different or additional facts and the subsequent discovery thereof.

     5.3. Scope of Release. Each Release is intended to be as broad as can possibly be created by the Holder and the Company, as the case may be, and includes, but is not limited to, any liability whatsoever which arises directly or indirectly from the actions or representations of the Holder Released Persons or the Company Released Persons, as the case may be, or which arises directly or indirectly out of or is in any manner related to any of the matters, occurrences or transactions which could have been asserted, including, without limitation, any and all claims for relief and damages.

     5.4. Covenant Not to Sue.

          (a) The Holder, on behalf of itself and each of the Holder Related Persons, hereby covenants that neither it nor any of the Holder Related Persons will sue any of the Company or the Company Released Persons due to, or in any way related to, the matters contained in the Holder Release.

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          (b) The Company, on behalf of itself and each of the Company Related Persons hereby covenants that neither it nor any of the Company Related Persons will sue any of the Holder or the Holder Released Persons due to, or in any way related to, the matters contained in the Company Release.

ARTICLE VI. MISCELLANEOUS

     6.1 Termination. This Agreement may be terminated by the Company or any Purchaser, by written notice to the other parties, if the Closing has not been consummated by January 10, 2005; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties) .

     6.2 Fees And Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

     6.3 Entire Agreement. This Agreement, together with the Amended and Restated Certificate of Designation, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Holder will execute and deliver to each other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement and Amended and Restated Certificate of Designation.

     6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day and confirmation of receipt is received, (b) the next Trading Day after the date of transmission and confirmation of receipt, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement

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hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

     6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign its rights under this Agreement to any Person to whom the Holder assigns or transfers any Securities.

     6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     6.9 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     6.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable.

     6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become

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effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained herein or in (and without limiting any similar provisions of) the Amended and Restated Certificate of Designation, whenever the Holder exercises a right, election, demand or option hereunder or under the Amended and Restated Certificate of Designation and the Company does not timely perform its related obligations within the periods therein provided, then the Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

     6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

     6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Holder and the Company will be entitled to specific performance hereunder or under the Amended and Restated Certificate of Designation. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder pursuant to this Agreement or the Amended and Restated Certificate of Designation or the Holder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or

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federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by their respective authorized signatory as of the date first indicated above.

PACIFIC MAGTRON INTERNATIONAL CORP.

By: /s/ Theodore S. Li
       Theodore S. Li, President

STONESTREET L.P.

By: /s/ Stonestreet L.P. , its general partner

By: /s/ M. Finkelstein
       Name: M. Finkelstein
       Title: President

EXHIBIT A

PACIFIC MAGTRON INTERNATIONAL CORP.

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 78.1955 OF THE GENERAL
CORPORATION LAW OF THE STATE OF NEVADA

     The undersigned, Theodore S. Li, and Hui Cynthia Lee, do hereby certify that:

          1. They are the President and Secretary, respectively, of PACIFIC MAGTRON INTERNATIONAL CORP., a Nevada corporation (the "Corporation").

          2. A Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock was filed with the Secretary of State of the State of Nevada on May 31, 2002.

          3. The holder of the Series A Redeemable Convertible Preferred Stock has duly adopted a resolution authorizing the adoption of this Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock and the filing hereof with the Secretary of State of the State of Nevada.

          4. There is no class or series of stock of the Corporation that has rights senior to the Series A Redeemable Convertible Preferred Stock.

          5. The following resolutions were duly adopted by the Board of Directors of the Corporation:

     WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares, $0.001 par value, issuable from time to time in one or more series;

     WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

     WHEREAS, a Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock was filed with the Secretary of State of the State of Nevada on May 31, 2002 (the "Original Certificate of Designation").

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to amend and restate the preferences, rights and limitations of the Series A Redeemable Convertible Preferred Stock contained in the Original Certificate of Designation as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby amend and the restate the rights, preferences, restrictions and other matters relating to the Series A of Preferred Stock as follows:

TERMS OF PREFERRED STOCK

     Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as its 4% Series A Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 600 (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to the sum of $666.67 plus all accrued and unpaid dividends to the date of determination to the extent not previously paid in cash in accordance with the terms hereof (the "Stated Value").

     Section 2.Dividends.

     (a) Holders shall be entitled to receive, out of funds legally available therefor, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 4% per annum, payable in arrears on each Conversion Date (as defined in Section 5(a)(i)) and/or such other date as the Corporation may determine from time to time for each such share, in cash or by accretion of the Stated Value. Subject to the terms and conditions herein, the decision whether to accrete dividends hereunder to the Stated Value or to pay for dividends in cash shall be at the discretion of the Corporation. The Corporation shall provide the Holders written notice of its intention to accrete dividends hereunder to the Stated Value or pay dividends in cash not more than ninety days after the end of each fiscal year of the Corporation or within five Trading Days after a Conversion Date, as the case may be, for so long as shares of Preferred Stock are outstanding (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Failure to timely provide such written notice shall be deemed (if permitted hereunder) an election by the Corporation to accrete dividends hereunder to the Stated Value. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue annually commencing on the date this Certificate of

Designation is filed with the Secretary of State of the State of Nevada (the"Filing Date"), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder. Any dividends to be paid in cash hereunder that are not paid within three Trading Days (as defined in Section 7) following a Conversion Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 12% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the date such dividend is due hereunder through and including the date of payment).

     (b) Notwithstanding anything to the contrary contained herein, the Corporation must pay dividends in cash if:

           (i) the number of shares of Common Stock (as defined in Section 7) at the time authorized, unissued and unreserved for all purposes is insufficient to accrete such dividends to the Stated Value and permit conversion in full of all outstanding Stated Value; or

           (ii) the Common Stock is not then listed or quoted on the Nasdaq Small-Cap Market or on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market (each, a "Principal Market") or the over-the-counter market (the "OTC Market").

     (c) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

     Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, or (d) enter into any agreement with respect to the foregoing.

     Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of 50% or more of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 33% of the voting power of the Corporation is disposed of, or a consolidation or merger of the Corporation with or into any other company or companies into one or more companies not wholly-owned by the Corporation shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

     Section 5.Conversion.

(a) (i)Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(ii)) at the Conversion Ratio (as defined in Section 7), at the option of the Holder, at any time and from time to time on or after the 181st day following the Filing Date; provided, however, that in the event the Corporation exercises its redemption right under Section 6 prior to such date, the Holder shall be permitted to convert up to that number of shares of Series A Preferred Stock for which a redemption has been exercised at any time prior to the date the Redemption Price for such shares is paid in full. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. To effect conversions of shares of Preferred Stock, a

Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue. The calculations and entries set forth in the Conversion Notice shall control in the absence of manifest or mathematical error.

     (ii) Beneficial Ownership Conversion Restriction. A Holder may not convert shares of Preferred Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 8) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Corporation the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for shares of Preferred Stock that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Corporation shall notify the Holder of this fact and shall honor the conversion for the maximum number of shares of Preferred Stock permitted to be converted on such Conversion Date in accordance with the periods described in Section 5(b) and, at the option of the Holder, either retain shares of Preferred Stock tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess shares of Preferred Stock permitted to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Corporation. Other Holders shall be unaffected by any such waiver.

(b) (i) Not later than five Trading Days after each Conversion Date, the Corporation will deliver to the Holder (A) a certificate or certificates which, after the Conversion Date, shall be free of restrictive legends and trading restrictions representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). The Corporation shall, upon request of the Holder, if available, use commercially reasonable efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

     (ii) If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i) by the fifth Trading Day after the Conversion Date, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after 5 Trading Days and increasing to $200 per Trading Day 6 Trading Days after such damages begin to accrue) for each Trading Day after such fifth Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

     (iii) In addition to any other rights available to the Holder, if the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), by the fifth Trading Day after the Conversion Date, and if after such fifth Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder was entitled to receive upon such conversion (a "Buy-In"), then the Corporation shall (A) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation on the Conversion Date and (B) at the option of the Holder, either return the shares of Preferred Stock for which such conversion was not honored or deliver to such Holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its conversion and delivery obligations under Section 5(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the market price of the Underlying Shares on the Conversion Date totaled $10,000, under clause (A) of the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

     (iv) Acknowledgement of Holder Damages The Corporation acknowledges and agrees that, due to the fact that the Preferred Stock is convertible, a breach of the Corporation’s obligations hereunder could result in damages greater than the aggregate Stated Value. Without limitation, the Company agrees and acknowledges that a material benefit of the bargain to the Holders is the underlying conversion benefit which is the number of shares of Common Stock issuable to the Holder multiplied by the then market price of the Common Stock.

(c) (i) The conversion price for each share of Preferred Stock (the "Conversion Price") shall equal $0.50, subject to adjustment as provided herein.

     (ii) If the Corporation, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or securities pari passu with the Preferred Stock in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification and exchange of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     (iii) If at any time while shares of Preferred Stock are outstanding the Company or any Subsidiary (with respect to Common Stock Equivalents) shall offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of shares of Common Stock or Common Stock Equivalents at a price that is, at the issuance thereof, or at any later time due to adjustment, reset, additional issuances or otherwise, less than the Conversion Price, then, at the option of the Holder for such conversions as such Holder shall indicate in its Conversion Notices (including on conversion pursuant to section 5(a)(ii) and (iii)), the Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. If the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price. A "Common Stock Equivalent" means any equity or equity equivalent securities (including debt or any other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock) issued by the Company or a subsidiary thereof that provide the holder thereof to receive shares of Common Stock. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

     (iv) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iii) above), then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

     (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

     (iv) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(ii), (iii) or (iv), the Corporation shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     (v) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Corporation into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

     (vi) In case of any merger or consolidation of the Corporation with or into another Person, or sale by the Corporation of more than one-half of the assets of the Corporation (on an as valued basis) in one or a series of related transactions to any Person other than an affiliate (as defined in Rule 13e-3 of the Exchange Act) of the Corporation, a Holder shall have the right thereafter to (A) convert its shares of Preferred Stock into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled or (B) in the case of a merger or consolidation, (x) require the surviving entity to issue shares of convertible preferred stock or convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the Stated Value of the shares of Preferred Stock then held by such Holder, plus all accrued and unpaid dividends and other amounts owing thereon, which newly issued shares of preferred stock or debentures shall have terms identical (including with respect to conversion) to the terms of the Preferred Stock (except, in the case of debentures, as may be required to reflect the differences between debt and equity) and shall be entitled to all of the rights and privileges of a Holder of Preferred Stock set forth herein and the agreements pursuant to which the Preferred Stock was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible preferred stock or convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effectiveness or closing date for such transaction and the Conversion Price stated herein. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

     (vii) If (a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock, (b) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Corporation shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then the Corporation shall notify the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

     (viii) Exceptions to Adjustment of Conversion Price. No adjustment to the Conversion Price will be made (i) upon the conversion of any other Preferred Stock of this series or of any other securities issued by the Company in connection with the offer and sale of this Company's securities pursuant to the Purchase Agreement; (ii) upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the Filing Date; (iii) upon the grant or exercise of any options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iv) upon the issuance of Common Stock or convertible securities in any transaction of the nature contemplated by Rule 145, promulgated under the Securities Act; or (v) in connection with any strategic partnership or joint venture or acquisition (including the issuance of Common Stock or convertible securities in connection with any financing transaction, the primary purpose of which is to finance the strategic partnership or joint venture or acquisition) or key consulting agreements (the primary purpose of which is not to raise equity capital for the Company).

     (d) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable (taking into account the provisions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

     (e) Upon a conversion hereunder the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Corporation shall pay an amount in cash equal to the Conversion Ratio multiplied by such fraction.

     (f) The issuance of certificates for Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

     (g) Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

     (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer of the Corporation addressed to 1600 California Circle, Milpitas, California 950356, fax: (408) 956-___, or to such other address or facsimile number as shall be specified in writing by the Corporation for such purpose. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York City time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Section 6.Redemption.

     (a) Optional Redemption by Corporation. At anytime and from time to time after the Filing Date, the Corporation shall have the right, upon at least 10 Trading Days’ notice to the Holders (a "Redemption Notice" and the date such notice is received by the Holder, the "Redemption Notice Date"), to redeem for cash all or a portion of the outstanding Preferred Stock (a "Redemption") at a price per share of Preferred Stock equal to 100% of the Stated Value (the "Redemption Price"). Nothing in this Section 6 shall be deemed to restrict or otherwise limit the Holder’s right to convert any of the shares of Preferred Stock pursuant to Section 5(a)(i) at any time prior to the date the Redemption Price is paid in full.

     (b) Redemption Procedure. The payment of cash pursuant to any redemption hereunder shall be made on the date set forth in the applicable Redemption Notice, which shall be at least 10 Trading Days after the applicable Redemption Notice Date. If any portion of the cash payment for a Redemption shall not be paid by the Corporation by such date, interest shall accrue thereon at the rate of 12% per annum (or the maximum rate permitted by applicable law, whichever is less) until the cash payment for such Redemption Price is paid in full. In addition, if any portion of a Redemption Price remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Corporation given at any time thereafter, to invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If a Holder elects to invalidate such redemption the Corporation shall promptly, and, in any event, not later than 5 Trading Days from receipt of such Holder’s notice of such election, return to such Holder all of the Preferred Stock for which the redemption price shall not have been paid in full and the Corporation shall have no further right to redeem the Preferred Stock hereunder. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof.

     Section 7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

     "Common Stock" means the Corporation's common stock, par value $.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Conversion Ratio" means, at any time, a fraction, the numerator of which is Stated Value (or Excess Stated Value, as the case may be) and the denominator of which is the Conversion Price at such time.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Junior Securities" means the Common Stock and all other series of Preferred Stock (other than the Preferred Stock) of the Corporation other than those securities which are explicitly senior in rights or liquidation preference to the Preferred Stock.

     "OTC Market" shall be as defined in Section 2(b)(ii).

     "Per Share Market Value" means on any particular date (a) the lowest sale price for a share of the Common Stock (other than a sale by the Holder) on such date on the Principal Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the lowest sale price of the Common Stock (other than a sale by the Holder) on the Principal Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on a Principal Market, the lowest sale price of the Common Stock (other than a sale by the Holder) in the OTC Market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the lowest "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board of Directors of the Corporation.

     "Person " means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Principal Market" shall be as defined in Section 2(b)(ii).

     "Trading Day" means (a) a day on which the Common Stock is traded on a Principal Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on a Principal Market, a day on which the Common Stock is traded in the OTC Market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) and (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

     "Underlying Shares" means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

     RESOLVED, FURTHER, that the President and the Secretary of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation this ___ day of January, 2005.

Theodore S. Li, President	Hui Cynthia Lee, Secretary

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 4% Series A Convertible Preferred Stock indicated below, into shares of common stock, par value $.001 per share (the "Common Stock"), of Pacific Magtron International Corp., a Nevada corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

The undersigned represents to the Corporation that it has sold or will promptly sell upon receipt, such shares of Common Stock. [REQUIRED TO RECEIVE UNLEGENDED SHARES IMMEDIATELY PURSUANT TO THE REGISTRATION STATEMENT]

Conversion calculations:

Date to Effect Conversion

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Number of shares of Preferred Stock owned prior to Conversion

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Number of shares of Preferred Stock to be Converted

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Stated Value of shares of Preferred Stock to be Converted

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Number of shares of Common Stock to be Issued

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Applicable Conversion Price

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Number of shares of Preferred Stock subsequent to Conversion

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[HOLDER]

By: _______________________
       Name:
       Title: